SUNVALLEY SOLAR, INC.
(FKA WESTERN RIDGE MINERALS, INC.)
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	Western Ridge Minerals, Inc.	Sunvalley Solar, Inc.	Combined	Pro Forma		Adjusted ProForma Totals
	March 31, 2010	December 31, 2009	Totals	Adjustments	AJE	March 31, 2010

ASSETS

Current Assets:
Cash	$6,514	$181,141	$187,655	$(6,514)		$181,141
Accounts Receivable	-	350,708	350,708	-		350,708
Inventory	-	3,542,315	3,542,315	-		3,542,315
Other Current Assets	-	14,612	14,612	-		14,612

Total Current Assets	6,514	4,088,776	4,095,290	(6,514)		4,088,776

Property and Equipment	-	53,335	53,335	-		53,335

Other Assets
Other Assets	-	18,186	18,186	-		18,186

Total Other Assets	-	18,186	18,186	-		18,186

TOTAL ASSETS	$6,514	$4,160,297	$4,166,811	$(6,514)		$4,160,297

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts Payable and Accrued Expenses	$40,311	$3,574,268	$3,614,579	$(40,311)		$3,574,268
Related Party Payable	-	175,000	175,000	-		175,000
Current Maturities of Notes Payable	-	8,178	8,178	-		8,178
Accrued Warranty	-	34,833	34,833	-		34,833
Customer Deposits	-	92,216	92,216	-		92,216

Total Current Liabilities	40,311	3,884,495	3,924,806	(40,311)		3,884,495

Long-Term Liabilities:
Notes Payable	-	88,758	88,758	-		88,758

Total Long-Term Payables	-	88,758	88,758	-		88,758

Total Liabilities	40,311	3,973,253	4,013,564	(40,311)		3,973,253

Stockholders' Equity:
Preferred Stock	-	-	-	-		-
Common Stock	5,496	-	5,496	(3,820)	2	4,191
				2,515	3
Additional paid-in Capital	28,677	846,781	875,458	(34,173)	1	842,590
				3,820	2
				(2,515)	3
Accumulated Deficit	(67,970)	(659,737)	(727,707)	67,970	1	(659,737)

Total Stockholders' Equity	(33,797)	187,044	153,247	33,797		187,044

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$6,514	$4,160,297	$4,166,811	$(6,514)		$4,160,297

1 To eliminate accumulated deficit of Western Ridge Minerals, Inc. to reflect reverse merger.
2 To record cancelation of 3,820,000 shares of common stock.
3 To record issuance of 2,514,959 shares of common stock to acquire 100% of the common shares of Sunvalley Solar, Inc.

SUNVALLEY SOLAR, INC.
(FKA WESTERN RIDGE MINERALS, INC.)
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

	Western Ridge Minerals, Inc.	Sunvalley Solar, Inc.				Pro-Forma Adjusted Combined Totals
	For the Three Months Ended March 31, 2010	For the Three Months Ended March 31, 2010	Combined Totals	Pro Forma Adjustments	AJE	For the Three Months Ended March 31, 2010

REVENUES	$-	$767,645	$767,645	$-		$767,645
COST OF SALES	-	619,267	619,267	-		619,267

GROSS PROFIT	-	148,378	148,378	-		148,378

OPERATING EXPENSES
Selling, General and
Administrative Expenses	15,894	224,676	240,570	-		240,570

Total Operating Expenses	15,894	224,676	240,570	-		240,570

OPERATING LOSS	(15,894)	(76,298)	(92,192)	-		(92,192)

OTHER INCOME (EXPENSE)
Interest Expense	-	(354)	(354)	-		(354)

Total Other Income (Expense)	-	(354)	(354)	-		(354)

Loss Before Taxes	(15,894)	(76,652)	(92,546)	-		(92,546)

INCOME TAX PROVISION (BENEFIT)	-	-	-	-		-

NET LOSS	$(15,894)	$(76,652)	$(92,546)	$-		$(92,546)

SUNVALLEY SOLAR, INC.
(FKA WESTERN RIDGE MINERALS, INC.)
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	Western Ridge Minerals, Inc.	Sunvalley Solar, Inc.	Combined	Pro Forma		Adjusted ProForma Totals
	March 31, 2010	December 31, 2009	Totals	Adjustments	AJE	March 31, 2010

ASSETS

Current Assets:
Cash	$6,514	$309,453	$315,967	$(6,514)		$309,453
Accounts Receivable	-	295,278	295,278	-		295,278
Inventory	-	3,344,866	3,344,866	-		3,344,866
Other Current Assets	-	66,905	66,905	-		66,905

Total Current Assets	6,514	4,016,502	4,023,016	(6,514)		4,016,502

Property and Equipment	-	56,853	56,853	-		56,853

Other Assets
Other Assets	-	16,936	16,936	-		16,936

Total Other Assets	-	16,936	16,936	-		16,936

TOTAL ASSETS	$6,514	$4,090,291	$4,096,805	$(6,514)		$4,090,291

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts Payable and Accrued Expenses	$40,311	$3,405,207	$3,445,518	$(40,311)		$3,405,207
Related Party Payable	-	175,000	175,000	-		175,000
Current Maturities of Notes Payable	-	8,178	8,178	-		8,178
Accrued Warranty	-	22,833	22,833	-		22,833
Customer Deposits	-	93,555	93,555	-		93,555

Total Current Liabilities	40,311	3,704,773	3,745,084	(40,311)		3,704,773

Long-Term Liabilities:
Notes Payable	-	91,822	91,822	-		91,822

Total Long-Term Payables	-	91,822	91,822	-		91,822

Total Liabilities	40,311	3,796,595	3,836,906	(40,311)		3,796,595

Stockholders' Equity:
Preferred Stock	-	-	-	-		-
Common Stock	5,496	-	5,496	(3,820)	2	4,191
				2,515	3
Additional paid-in Capital	28,677	876,781	905,458	(34,173)	1	872,590
				3,820	2
				(2,515)	3
Accumulated Deficit	(67,970)	(583,085)	(651,055)	67,970	1	(583,085)

Total Stockholders' Equity	(33,797)	293,696	259,899	33,797		293,696

AND STOCKHOLDERS' EQUITY (DEFICIT)	$6,514	$4,090,291	$4,096,805	$(6,514)		$4,090,291

1 To eliminate accumulated deficit of Western Ridge Minerals, Inc. to reflect reverse merger.
2 To record cancelation of 3,820,000 shares of common stock.
3 To record issuance of 2,514,959 shares of common stock to acquire 100% of the common shares of Sunvalley Solar, Inc.

SUNVALLEY SOLAR, INC.
(FKA WESTERN RIDGE MINERALS, INC.)
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

	Western Ridge Minerals, Inc.	Sunvalley Solar, Inc.				Pro-Forma Adjusted Combined Totals
	For the Year Ended March 31, 2010	For the Year Ended December 31, 2009	Combined Totals	Pro Forma Adjustments	AJE	For the Year Ended March 31, 2010

REVENUES	$-	$4,413,033	$4,413,033	$-		$4,413,033
COST OF SALES	-	3,804,925	3,804,925	-		3,804,925

GROSS PROFIT	-	608,108	608,108	-		608,108

OPERATING EXPENSES
Selling, General and
Administrative Expenses	50,303	1,219,905	1,270,208	-		1,270,208

Total Operating Expenses	50,303	1,219,905	1,270,208	-		1,270,208

OPERATING LOSS	(50,303)	(611,797)	(662,100)	-		(662,100)

OTHER INCOME (EXPENSE)
Other Income	-	40,000	40,000	-		40,000
Interest Expense	-	(16,062)	(16,062)	-		(16,062)

Total Other Income (Expense)	-	23,938	23,938	-		23,938

Loss Before Taxes	(50,303)	(587,859)	(638,162)	-		(638,162)

INCOME TAX PROVISION (BENEFIT)	-	-	-	-		-

NET LOSS	$(50,303)	$(587,859)	$(638,162)	$-		$(638,162)

Notes to Unaudited Pro Forma Consolidated Financial Statements
March 31, 2010

On June 24, 2010, Western Ridge Minerals, Inc.,  (“Western”), a Nevada corporation, entered into a Share Exchange Agreement (the “Agreement”) with Sunvalley Solar, Inc., a privately held California corporation (“Sunvalley”) Pursuant to the terms and conditions of the Agreement:

The shareholders of all of the capital stock of Sunvalley issued and outstanding immediately prior to the closing of the Acquisition exchanged their shares for 2,514,959 shares of Western common stock. As a result, the shareholders of Sunvalley became the controlling shareholders of the combined entity.

In the first set of pro forma consolidated financial statements, the balance sheets of Western and Sunvalley are as of March 31, 2010 and December 31, 2009, respectively.  The statement of operations of Western and Sunvalley are for the year ended March 31, 2010 and December 31, 2009, respectively.

In the second set of pro forma consolidated financial statements, the balance sheets of Western and Sunvalley are as of March 31, 2010.  The statement of operations of Western and Sunvalley are for the three months ended March 31, 2010.

(2)
Reflects the retirement of 3,820,000 owned by Western’s former Chief Executive Officer and sole director, Mr. Marco Bastidas,  who agreed to purchase Western’s former mineral holdings in exchange for the cancellation and return all of his common stock into treasury and the forgiveness of debts owed to him.

(3)	Reflects the issuance of 2,514,959 shares of Western for all outstanding shares of Sunvalley whereby Sunvalley became the wholly owned subsidiary of Western.